As filed with the Securities and Exchange Commission on May 6, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HORNBECK OFFSHORE SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	72-1375844
(State of Incorporation)	(I.R.S. Employer Identification No.)

103 Northpark Boulevard, Suite 300

Covington, Louisiana 70433

(Address of principal executive offices) (zip code)

HORNBECK OFFSHORE SERVICES, INC.

2005 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Todd M. Hornbeck

President, Chief Executive Officer & Secretary

Hornbeck Offshore Services, Inc.

103 Northpark Boulevard, Suite 300

Covington, Louisiana 70433

(985) 727-2000

(Name, address and telephone number, including area code,

of agent for service)

Copies to:

R. Clyde Parker, Jr.

Winstead Sechrest & Minick P.C.

600 Town Center One

1450 Lake Robbins Drive

The Woodlands, Texas 77380 (281) 681-5900

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
2005 Employee Stock Purchase Plan Common Stock, $.01 par value per share(1)	700,000	$22.39	$15,673,000	$1,845

(1)	Including associated preferred stock purchase rights. Prior to the occurrence of certain events, the preferred stock purchase rights will not be evidenced or traded separately from our common stock.
(2)	Estimated pursuant to Rule 457(c) and (h) solely for purposes of calculating amount of registration fee and based upon the average of the high and low prices of the Common Stock of Hornbeck Offshore Services, Inc., as reported on the New York Stock Exchange on May 4, 2005.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*	Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933 is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Hornbeck Offshore Services, Inc. (the “Registrant”) incorporates by reference into this registration statement the following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) (excluding such documents or portions thereof that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable Commission rules and regulations):

(a)	The Registrant’s annual report on Form 10-K filed with the Commission on March 11, 2005;

(b)	The description of the Registrant’s common stock, par value $.01 per share (the “Common Stock”), contained in the Registrant’s registration statement on Form 8-A/A (No. 001-32108) filed with the Commission on September 3, 2004, including any other amendments or reports filed for the purpose of updating such description; and

(c)	The following reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including: Current Reports on Form 8-K filed January 11, 2005, January 21, 2005, February 24, 2005, February 25, 2005, March 2, 2005, March 18, 2005, April 22, 2005, May 4, 2005 and two on May 5, 2005.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding such documents or portions thereof that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable Commission rules and regulations) after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is modified or superseded by a subsequently filed document which also is or is deemed to be incorporated herein. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement except as so modified or superseded.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The validity of the common stock offered hereby will be passed on for us by Winstead Sechrest & Minick P.C., Houston, Texas. R. Clyde Parker, Jr., a shareholder in Winstead Sechrest & Minick P.C., is a nonvoting, advisory director appointed by our board of directors, owns 60,400 shares of our common stock and has options to acquire 21,700 shares of our common stock.

Item 6. Indemnification of Directors and Officers.

The Delaware General Corporation Law, under which we are incorporated, authorizes the indemnification of directors and officers under the circumstances described below. To the extent one of our present or former directors or officers is successful on the merits or otherwise in defense of any action, suit or proceeding described below, the Delaware General Corporation Law requires that such person be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with such action, suit or proceeding. Article Eight of our Certificate of Incorporation requires indemnification of our directors and officers to the extent permitted by law. Section 6.10 of our Bylaws provides for, and sets forth the procedures for obtaining, such indemnification. These provisions may be sufficiently broad to indemnify such persons for liabilities under the Securities Act of 1933. In addition, we maintain insurance which insures our directors and officers against certain liabilities.

The Delaware General Corporation Law gives us the power to indemnify each of our officers and directors against expenses, including attorneys’ fees, and judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any action, suit or proceeding by reason of such person being or having been one of our directors, officers, employees or agents, or of any other corporation, partnership, joint venture, trust or other enterprise at our request. To be entitled to such indemnification, such person must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interest and, if a criminal proceeding, had no reasonable cause to believe that the conduct was unlawful. The Delaware General Corporation Law also gives us the power to indemnify each of our officers and directors against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of us to procure a judgment in our favor by reason of such person being or having been one of our directors, officers, employees or agents, or of any other corporation, partnership, joint venture, trust or other enterprise at our request, except that we may not indemnify such person with respect to any claim, issue or matter as to which such person was adjudged to be liable to us in the absence of a determination by the court that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity. To be entitled to such indemnification, such person must have acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interest.

We have also entered into indemnification agreements with our directors and officers. These agreements provide rights that are consistent with but more detailed than those provided under Delaware Law and our Bylaws. The indemnification agreements are not intended to deny or otherwise limit third-party derivative suits against us or our directors or officers, but if a director or officer is entitled to indemnity or contribution under the indemnification agreement, the financial burden of the third-party suit would be borne by us, and we would not benefit from derivative recoveries against the director or officer. Such recoveries would accrue to our benefit but would be offset by our obligations to the director of officer under the indemnification agreement.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Specimen Certificate for the Company’s common stock, $0.01 par value (incorporated by reference to Exhibit 4.1 to the Company’s Amendment No. 1 to Form S-1 dated March 10, 2004, Registration No. 333-108943).

4.2	Second Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware on March 5, 2004 (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-K for the period ended December 31, 2003).

4.3	Fourth Restated Bylaws (incorporated by reference to Exhibit 3.3 to the Company’s Form 10-Q for the quarter ended June 30, 2004).

4.4	Rights Agreement dated as of June 18, 2003 between the Company and Mellon Investor Services LLC, as Rights Agent, which includes as Exhibit A the Certificate of Designations of Series A Junior Participating Preferred Stock, as Exhibit B the form of Right Certificate and as Exhibit C the form of Summary of Rights to Purchase Stock (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed July 2, 2003).

4.5	Amendment to Rights Agreement dated as of March 5, 2004 between the Company and Mellon Investor Services LLC, as Rights Agent (incorporated by reference to Exhibit 4.13 to the Company’s Form 10-K for the period ended December 31, 2003).

4.6	Second Amendment to Rights Agreement dated as of September 3, 2004 between the Company and Mellon Investor Services, Inc., as Rights Agent (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form 8-A/A dated September 3, 2004, Registration No. 333-108943).

4.7

Certificate of Designation of Series A Junior Participating Preferred Stock filed with the Secretary of State of the State of Delaware on June 20, 2003 (incorporated by reference to Exhibit 3.6 to the Company’s Registration Statement on Form S-1 dated September 19, 2003, Registration No. 333-108943).

5.1 *	Opinion of Winstead Sechrest & Minick P.C. regarding the legality of the securities being registered.

23.1 *	Consent of Winstead Sechrest & Minick P.C. (included as part of Exhibit 5.1).

23.2 *	Consent of Ernst & Young LLP.

24.1 *	Powers of Attorney (included on the signature page hereof).

99.1 *	Hornbeck Offshore Services, Inc. 2005 Employee Stock Purchase Plan.

*	Filed herewith

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, State of Louisiana on May 6, 2005.

HORNBECK OFFSHORE SERVICES, INC.

By:	/s/ Todd M. Hornbeck
Todd M. Hornbeck President, Chief Executive Officer and Secretary

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of the Registrant hereby constitutes and appoints Todd M. Hornbeck and James O. Harp, Jr., and each of them, his true and lawful attorneys-in-fact to sign on his behalf, as a director or officer, as the case may be, of the Registrant, this registration statement for the purpose of registering under the Securities Act of 1933, as amended, shares of the Registrant’s common stock, par value, $.01 per share, issuable pursuant to awards granted under the Company’s 2005 Employee Stock Purchase Plan, for him and in his name, place and stead, any or all amendments and any or all post-effective amendments to the registration statement whether on Form S-8 or otherwise, and all other documents in connection therewith, to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on May 6, 2005.

SIGNATURE	TITLE
/s/ Todd M. Hornbeck Todd M. Hornbeck	Chairman of the Board, President, Chief Executive Officer, Secretary and Director (Principal Executive Officer)
/s/ James O. Harp, Jr. James O. Harp, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ Bernie W. Stewart Bernie W. Stewart	Director
/s/ Larry D. Hornbeck Larry D. Hornbeck	Director
/s/ Bruce W. Hunt Bruce W. Hunt	Director
/s/ Patricia B. Melcher Patricia B. Melcher	Director
/s/ David A. Trice David A. Trice	Director
/s/ Andrew L. Waite Andrew L. Waite	Director

EXHIBIT INDEX

Exhibit Number	Description

4.1	Specimen Certificate for the Company’s common stock, $0.01 par value (incorporated by reference to Exhibit 4.1 to the Company’s Amendment No. 1 to Form S-1 dated March 10, 2004, Registration No. 333-108943).

4.2	Second Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware on March 5, 2004 (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-K for the period ended December 31,2003).

4.3	Fourth Restated Bylaws (incorporated by reference to Exhibit 3.3 to the Company’s Form 10-Q for the quarter ended June 30, 2004).

4.4	Rights Agreement dated as of June 18, 2003 between the Company and Mellon Investor Services LLC, as Rights Agent, which includes as Exhibit A the Certificate of Designations of Series A Junior Participating Preferred Stock, as Exhibit B the form of Right Certificate and as Exhibit C the form of Summary of Rights to Purchase Stock (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed July 2, 2003).

4.5	Amendment to Rights Agreement dated as of March 5, 2004 between the Company and Mellon Investor Services LLC, as Rights Agent (incorporated by reference to Exhibit 4.13 to the Company’s Form 10-K for the period ended December 31, 2003).

4.6	Second Amendment to Rights Agreement dated as of September 3, 2004 between the Company and Mellon Investor Services, Inc., as Rights Agent (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form 8-A/A dated September 3, 2004, Registration No. 333-108943).

4.7	Certificate of Designation of Series A Junior Participating Preferred Stock filed with the Secretary of State of the State of Delaware on June 20, 2003 (incorporated by reference to Exhibit 3.6 to the Company’s Registration Statement on Form S-1 dated September 19, 2003, Registration No. 333-108943).

5.1*	Opinion of Winstead Sechrest & Minick P.C. regarding the legality of the securities being registered.

23.1*	Consent of Winstead Sechrest & Minick P.C. (included as part of Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP.

24.1*	Powers of Attorney (included on the signature page hereof).

99.1*	Hornbeck Offshore Services, Inc. 2005 Employee Stock Purchase Plan.

*	Filed herewith